EXHIBIT 21.1

LIST OF SUBSIDIARY

Name	State of Incorporation	Other Names

PetVivo, Inc.	Minnesota
Gel-Del Technologies, Inc.	Minnesota	GelDel
Cosmeta Corp. (a Gel-Del Technologies subsidiary)	Minnesota